EXHIBIT 10.42

Execution Copy

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 24th day of November, 2003, by and among PROLONG INTERNATIONAL CORPORATION, a Nevada corporation (the “Company”), ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership (the “St. Cloud”), BEDFORD OAK CAPITAL, L.P., a Delaware limited partnership (“Bedford I”), BEDFORD OAK OFFSHORE, LTD., a Cayman Island company (“Bedford II”), ASPEN VENTURES LLC, a New York limited liability company (“Aspen”), and collectively with Bedford I and Bedford II, the “Other Purchasers”), the individuals identified on Exhibit A attached hereto (collectively, “Executives” or individually without distinction as an “Executive”), and each other person who becomes a Holder (as defined below) hereunder. St. Cloud and the Other Purchasers are at times collectively referred to herein as “Investors” or individually without distinction as an “Investor”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date hereof (the “Securities Purchase Agreement”), by and among the Company, Prolong Super Lubricants, Inc., a Nevada corporation (“Prolong Sub”), Prolong International Holdings Ltd., a Cayman Islands company, Prolong International Ltd., a Cayman Islands company, and Investors, each Investor is purchasing a Secured Promissory Note of Prolong Sub and a Common Stock Purchase Warrant (each, a “Warrant”), representing the right to acquire certain shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, the Company’s shares of Common Stock are registered with the Securities and Exchange Commission (the “SEC”) and quoted on the American Stock Exchange;

WHEREAS, to induce Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide to Investors certain rights to register shares of Common Stock issuable upon exercise of the Warrants, preemptive rights with respect to certain issuances by the Company of its securities and co-sale rights with respect to certain sales by Executives; and

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Securities Purchase Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Registration Rights.

1.1 Definitions. For purposes of this Section 1:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such Registration Statement or document;

(b) The term “Registrable Securities” refers to the (i) Common Stock issued or issuable upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that any securities deemed Registrable Securities in accordance herewith shall cease to be Registrable Securities (A) upon the sale of such Securities to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) upon the sale of such Securities in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c) The number of shares of “Registrable Securities then outstanding” shall equal the number of shares of Common Stock outstanding which are Registrable Securities, plus the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(d) The term “Registration Statement” means a registration statement on Form S-1 or Form S-3 or any similar or successor form then appropriate for or applicable to the offer and sale of the Registrable Securities and filed under the Securities Act;

(e) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 of this Agreement; and

(f) The term “Existing Registration Rights Agreements” means that certain Registration Rights Agreement, dated as of March 2000, by and between the Company and ABQ Dolphin, L.P., that certain Registration Rights Agreement, dated as of November 13, 2002, by and between the Company and the persons or entities party thereto and that certain Registration Rights Agreement, dated as of June 5, 2003, by and between the Company and the persons or entities party thereto.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

1.2 Registration.

(a) Right to Include Registrable Stock. If the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), it will each such time promptly (but not later than 30 days before the anticipated date of filing such Registration Statement) give written notice to each Holder. Upon the written request of any of the Holders made within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof), the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been requested to register by any of the Holders in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company may, upon giving written notice of such determination to the Holders, be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities; provided, however, that the provisions of this Section 1.2(a) will not be deemed to limit or otherwise restrict the rights of the Holders under Section 1.2(b).

(b) Mandatory Registration. In addition to the foregoing, the Company shall prepare and file with the SEC prior to February 24, 2004 a Registration Statement or Registration Statements (as necessary) covering all of the Holders’ Registrable Securities. The Company shall cause such Registration Statement to be declared effective by the SEC no later than April 24, 2004.

(c) Priority. If the managing underwriter for a registration (other than with respect to a Registration Statement filed pursuant to Section 1.2(b) above) involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the “Sale Number”) which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account, (ii) second, to the extent that the number of securities to be included by the Company for its own account is less than the Sale Number, the securities subject to the Existing Registration Rights Agreements and (iii) third, a number of the Registrable Securities (the “Adjusted Allocation”) equal to the difference between (A) the Sale Number and (B) the securities proposed to be sold by the Company and the securities subject to the Existing Registration Rights Agreements. The Adjusted Allocation shall be allocated among the selling Holders pro rata based on the number of Registrable Securities initially sought to be registered by each selling Holder. For purposes of the preceding sentence, for any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(d) Legal Counsel. The Holders shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 1.2 (the “Legal Counsel”). The Company shall cooperate with the Legal Counsel in performing the Company’s obligations under the terms of this Agreement.

(e) Ineligibility of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall use its best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f) Sufficient Number of Shares Registered. Without limiting the Company’s obligation to cover all the outstanding Registrable Securities in the Registration Statement contemplated by Section 1.2(b), in the event the number of shares available under a Registration Statement filed pursuant to Section 1.2(b) is for any reason insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the Registrable Securities (based on the market price of the Common Stock on the trading day immediately preceding the date of filing of such amendment or new Registration Statement), in each case, as soon as reasonably practicable, but in any event not later than thirty (30) business days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if the number of Registrable Securities issued or issuable upon exercise of the Warrants covered by such Registration Statement is greater than the number of shares of Common Stock available for resale under the Registration Statement to cover shares issued or issuable upon exercise of the Warrants.

1.3 Obligations of the Company. Whenever required under Section 1.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

(b) Keep the Registration Statement contemplated by Section 1.2(b) effective until April 24, 2007;

(c) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(d) Permit each Holder of Registrable Securities covered by such Registration Statement to review and comment upon the Registration Statements and all amendments and supplements to the Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor report and registration statements on Form S-8) at least five (5) business days prior to their filing with the SEC and not file any document containing information relating to a Holder to which such Holder reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement under Section 1.2(b) or any amendment or supplement thereto without the prior approval of St. Cloud, which consent shall not be unreasonably withheld. The Company shall furnish to each Holder of Registrable Securities covered by such Registration Statement, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

(e) Furnish to the Holders of Registrable Securities covered by such Registration Statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(f) Use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such Registration Statement; provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(h) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon the occurrence of any event contemplated by this Section 1.3(h), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) Prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, however, if such an order or suspension is issued, the Company shall use its best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(j) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(k) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.4 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.2(a) to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

1.5 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to the terms of this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company. In addition, the Company shall reimburse the Holders for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Section 1.2 or Section 1.3 of this Agreement, which shall not exceed $10,000 in connection with a Registration Statement.

1.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 1.2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if there may be one or more legal defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable period of time after the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, except to the extent such indemnifying party is materially prejudiced. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.6(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement by and among the Company, the managing underwriter of such offering, and each Holder participating in such underwriting, entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under Section 1.2, and otherwise.

1.7 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 1.2 may be assigned by a Holder to a transferee or assignee (or subsequent transferee or assignee) (each, an “Investor Assignee”); provided that the Holders shall not be permitted to transfer such rights to more than a total of five (5) transferees or assignees (including any subsequent transferees or assignees) pursuant to this Section 1.8; provided further that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided further that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; provided further such Holder does not knowingly transfer the Registrable Securities to any Person who is a competitor of the Company; provided further that any such transferee or assignee agrees to become bound by the terms of this Agreement and such transferee shall be deemed an “Investor” and a “Holder” hereof. For the purposes of determining the number of transferees or assignees, the holdings of transferees and assignees of (a) a partnership who are partners (including limited partners) or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or (b) a limited liability company who are members or former members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, as applicable (and all such holdings shall be considered to be held by a single Holder for such purpose); provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.2.

1.9 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-third percent (66 2/3%) or more of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2(b) hereof, (b) to include such securities in any registration filed under Section 1.2(a) hereof unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (c) to make a demand registration which could result in such registration statement being declared effective prior to the effective date of the Registration Statement filed pursuant to Section 1.2(b) hereof.

1.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1.2 after such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration.

2. Preemptive Rights.

2.1 Preemptive Rights. Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to each Investor a right to participate in future issuances by the Company of its Shares (as hereinafter defined).

Each time the Company proposes to offer or sell any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (a “Notice”) to each Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered or sold, and (iii) the price and terms, if any, upon which it proposes to offer or sell such Shares.

(b) Within twenty (20) calendar days after delivery of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the sum of the number of shares of Common Stock issued upon exercise of the Warrants plus the number of shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Underlying Common Stock”), in each case, then held by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all Warrants).

(c) The Company may, during the sixty (60) day period following the expiration of the period provided in Section 2.1(b) hereof, offer the remaining unsubscribed portion of the Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be sold unless first reoffered to each Investor in accordance herewith.

(d) The preemptive rights in this Section 2.1 shall not be applicable (i) to the issuance or sale by the Company of any of its capital stock pursuant to any employee benefit plan (including any option plan, restricted stock plan, stock purchase plan or similar plans or arrangements), (ii) to or after consummation of any underwritten public offering or any other public offering by the Company in which shares are offered at market price, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, which issuances are primarily for other than equity financing purposes, or (vi) to any issuance in connection with a stock split, reverse stock split, reclassification, recapitalization, consolidation, merger or similar event.

(e) The rights under this Section 2.1 may be assigned by any Investor (or assignee thereof) to an Investor Assignee.

2.2 Termination of Section 2 . The agreements and covenants contained in this Section 2 shall terminate on the later to occur of: (a) the date on which all principal and interest outstanding under the Notes are paid in full by the Company, or (b) the date on which St. Cloud and its affiliates cease to beneficially hold shares of Common Stock or Warrants representing, in the aggregate, fifty percent (50%) of the total number of shares of Underlying Common Stock originally issued to St. Cloud.

3. Co-Sale Rights.

If any Executive proposes to sell or transfer any shares of Common Stock (“Shares”) to any person other than a Permitted Transferee (as defined below), in one or more related transactions (other than a transfer pursuant to an effective registration statement and other than transfers under Rule 144 promulgated under the Securities Act) such Executive shall provide each Investor with written notice of the proposed transfer stating the terms and conditions of such sale or transfer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such sale or transfer and the consideration to be paid and the name and address of each prospective purchaser or transferee (the “Notice”). Each Investor shall have the right (the “Co-Sale Right”), exercisable upon written notice to such Executive within ten (10) business days after receipt of the Notice to participate in such Executive’s sale of Shares pursuant to the specified terms and conditions set forth in the Notice. To the extent an Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Executive may sell or transfer pursuant to the proposed sale or transfer described in the Notice shall be correspondingly reduced. The Co-Sale Right of each Investor shall be subject to the following terms and conditions:

3.1 Calculation of Shares. Each Investor may sell all or any part of its shares of Underlying Common Stock equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Notice by (ii) a fraction, the numerator of which is the total number of shares of Underlying Common Stock owned by such Investor at the time, and the denominator of which is the sum of (A) the total number of shares of Underlying Common Stock owned by Investors participating in such sale plus (B) the total number of shares of Common Stock at the time owned by such Executive, including shares transferred by such Executive to Permitted Transferees in accordance with this Agreement.

3.2 Delivery of Certificates. Each Investor may effect its participation in the sale by delivering to such Executive for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the securities which such Investor elects to sell.

3.3 Transfer. The stock certificate or certificates which such Investor delivers to such Executive pursuant to Section 3.2 shall be delivered by such Executive to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and such Executive shall promptly thereafter remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase securities from an Investor exercising its Co-Sale Right hereunder, such Executive shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, such Executive shall purchase such securities from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by such Executive).

3.4 Permitted Transfers. The provisions of Section 3 of this Agreement shall not pertain or apply to:

(a) Any bona fide gift;

(b) Any transfer pursuant to applicable laws of descent and distribution, to the spouse or any lineal descendant (including by adoption) of such Executive, or

(c) Any transfer to a trust of which such Executive is the trustee and which is established for estate planning purposes;

provided that, in each case, that (i) such Executive shall inform Investors of such transfer or gift prior to effecting it, and (ii) the transferee or donee (each a “Permitted Transferee”) shall furnish Investors with a written agreement to be bound by and comply with the provisions of this Section 3 applicable to such Executive.

3.5 Assignment. The rights under this Section 3 may be assigned by any Investor (or assignee thereof) to an Investor Assignee.

3.6 Termination of Section 3. The agreements and covenants contained in this Section 3 shall terminate on the date on which all principal and interest outstanding under the Notes is paid in full by the Company; provided that if the closing price per share of Common Stock, as reported by the American Stock Exchange or any other exchange upon which the Company’s stock is then listed for any ten (10) consecutive trading day period after the date the Notes have been repaid in full does not equal or exceed $1.00 (as adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, consolidations, mergers or similar events occurring after the date hereof), then the agreements and covenants contained in this Section 3 shall not terminate until the date which St. Cloud and its affiliates cease to beneficially hold shares of Common Stock or Warrants representing, in the aggregate, fifty percent (50%) of the total number of shares of Underlying Common Stock originally issued to St. Cloud.

4. Board Representation and Observer Rights; Voting Agreement.

4.1 Board Representation. The Company shall have and maintain a board of directors consisting of no more than seven directors, and shall cause Prolong Sub to maintain a board of directors consisting of no more than seven directors. St. Cloud shall have the right, but not the obligation, to designate two members (each such person shall be referred to herein as a “St. Cloud Director”) to the board of directors of each of the Company and Prolong Sub (together, the “Boards”). Upon the request of St. Cloud, the Company agrees to, and shall cause Prolong Sub to, appoint two members of each of the Boards as St. Cloud Directors, each of whom shall be reasonably acceptable to the applicable Board. If at any time, a Board does not for any reason include two St. Cloud Directors (including by virtue of the suspension, removal, retirement, resignation or death of any St. Cloud Director), then the Company shall, at the request of the St. Cloud, use its best efforts to cause one or two designees of St. Cloud, each of whom shall be reasonably acceptable to the applicable Board, to be nominated to serve as a member of such Board so that such Board will include two St. Cloud Directors. Subject to applicable law, the Company shall not, and shall cause Prolong Sub not to, replace any St. Cloud Director without the prior written consent of St. Cloud. In the event the Company or Prolong Sub enters into indemnification agreements with any of its directors, the Company shall enter, and shall cause Prolong Sub to enter, into an indemnification agreement with each St. Cloud Director and provide indemnification to each St. Cloud Director on the same terms and conditions as is provided to the other directors of the Company or Prolong Sub, as applicable. The Company shall maintain officers and directors and officers liability insurance in an amount equal to or in excess of Two Million Five Hundred Dollars ($2,500,000). St. Cloud’s designees shall initially be Marshall Geller and Robert Lautz, each of whom shall be deemed reasonably acceptable to the Board.

4.2 Observer Right. At the election of the St. Cloud, St. Cloud may designate an observer (any such person shall be referred to herein as an “St. Cloud Observer”) in lieu of, designating a St. Cloud Director. The St. Cloud Observer shall have the right to attend as an observer all meetings of each of the Boards and all committees thereof, and shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company or Prolong Sub proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give, or shall cause Prolong Sub to give, written notice thereof to the St. Cloud Observer prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

4.3 Notice of Meetings. The Company shall provide, and shall cause Prolong Sub to provide, each St. Cloud Director and each St. Cloud Observer, if any, adequate written notice of each meeting of each of the Boards (which shall be held at least quarterly) and each committee thereof at the same time and in the same manner as notice is given to all other directors of the Company or Prolong Sub, as applicable, in accordance with the Company’s or Prolong Sub’s Bylaws, as applicable.

4.4 Fees and Reimbursement of Costs. Each St. Cloud Director shall be entitled to a fee and/or other compensation equal to the fee and/or other compensation paid by the Company, if any, to any outside Board member. The Company shall pay the reasonable out-of-pocket expenses of each St. Cloud Director and each St. Cloud Observer, if any, incurred in connection with attending such board and committee meetings.

4.5 Voting. Each of the Executives agree that all shares of capital stock of the Company held by them or their affiliates that are entitled to vote in the election of directors generally (the “Voting Shares”) shall be voted at each annual and special meeting of the shareholders of the Company at which, and each action by written consent of the shareholders of the Company by which, members of the Board are to be elected, to elect the St. Cloud Directors to the Board. In the event that any Executive shall fail to vote the Voting Shares it is entitled to vote for the election of the St. Cloud Directors, such Executive shall be deemed immediately upon the existence of such a breach to have granted to St. Cloud a proxy to its Voting Shares to ensure that such shares will be voted for the St. Cloud Directors. Each Executive acknowledges that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed.

4.6 Assignment. In the event that St. Cloud or its affiliates transfers shares of Common Stock or Warrants representing, in the aggregate, fifty percent (50%) of the total number of shares of Underlying Common Stock originally issued to St. Cloud (assuming exercise of the Warrant) to any Person, St. Cloud may assign its rights under this Section 4 to such Person.

4.7 Termination of Section 4 . The agreements and covenants contained in this Section 4 shall terminate on the later to occur of: (a) the date on which all principal and interest outstanding under the Note is paid in full by the Company, or (b) the date on which St. Cloud and its affiliates cease to beneficially hold shares of Common Stock or Warrants representing, in the aggregate, fifty percent (50%) of the total number of shares of Underlying Common Stock originally issued to St. Cloud .

5. Lock-Up Agreement

Each Executive agrees that it shall not, without the prior written consent of St. Cloud, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, securities convertible into or exercisable or exchangeable for Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC), or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock; provided that this Section 5 shall not apply to transfers to Permitted Transferees so long as the

Permitted Transferee executes an agreement stating that the Permitted Transferee is receiving and holding such the shares of Common Stock transferred to it subject to the provisions of this Section 5 and that there shall be no further transfer of such shares of Common Stock except in accordance with this Section 5. The provisions of Section 5 shall terminate on the date that is the earlier to occur of (i) 270 days following the date that the Registration Statement contemplated by Section 1.2(b) is declared effective by the SEC and (ii) the date that the average closing price per share of Common Stock, as reported by the American Stock Exchange or any other exchange upon which the Company’s stock is then listed, for the prior ten (10) consecutive trading days exceeds $0.75 (as adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, consolidations, mergers or similar events occurring after the date hereof).

6. Miscellaneous.

6.1 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents, and approvals, and effecting all necessary registrations and filings.

6.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed in that state.

6.4 Notices. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee on the date delivery is confirmed, if sent by Fed Ex, Express Mail, or other similar overnight delivery service, the date of electronic confirmation of receipt, if sent by telegram, telex, telecopy or electronic transmitter, and three (3) business days after mailing, if sent by certified or registered mail, with postage prepaid, and properly addressed. Notices shall be addressed as provided below:

If to St. Cloud:	St. Cloud Capital Partners, LP
10866 Wilshire Blvd., Suite 1450
Los Angeles, California 90024
Facsimile: (310) 475-0550
Attention: Robert Lautz

with copies to:	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: W. Alex Voxman, Esq.

If to Bedford I:	Bedford Oak Capital, L.P.
100 S. Bedford Road
Mt. Kisco, New York 10549
Facsimile: (914) 242-5798
Attention: Harvey P. Eisen

If to Bedford II:	Bedford Oak Offshore, Ltd.
100 S. Bedford Road
Mt. Kisco, New York 10549
Facsimile: (914) 242-5798
Attention: Harvey P. Eisen

If to Aspen:	Aspen Ventures LLC
210 East 39th Street
New York, New York 10016
Facsimile: (212) 679-3816
Attention: Fred B. Tarter

If to the Company:	Prolong Super Lubricants, Inc.
6 Thomas
Irvine, California 92618
Facsimile: (949) 587-2707
Attention: Chief Executive Officer

with copies to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Facsimile: (949) 725-4100
Attention: Michael E. Flynn, Esq.

6.5 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of sixty-six and two-third percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company; provided that any amendment that treats any Holder in a materially adverse manner that is different than any other holder will require the separate approval of such Holder.

6.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Entire Agreement. This Agreement, the Securities Purchase Agreement and each of the other Loan Documents collectively constitute the entire agreement among the parties with respect to the transactions contemplated hereby, thereby and related matters and collectively supersede any prior negotiations, understandings or agreements with respect hereto or thereto. The representations, warranties, covenants and agreements set forth in this Agreement, the Securities Purchase Agreement and any other Loan Documents (a) shall survive the Closing, (b) shall terminate only in accordance with their respective terms and (c) are the only representations, warranties, covenants and agreements among the parties.

6.9 Counterparts. This Agreement may be executed in two or more counterparts any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

6.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.11 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 No Strict Construction. The Company hereby waives the benefit of any statute or rule of law or judicial decision, including without limitation, California Civil Code § 1654, which would otherwise require that the provisions of this Agreement be construed or interpreted most strongly against the party responsible for the drafting thereof.

[SIGNATURE PAGES FOLLOWS]

The parties have executed this Investors’ Rights Agreement as of the date first set forth above.

THE COMPANY:

PROLONG INTERNATIONAL CORPORATION

By:	/s/ Elton Alderman
Name: Elton Alderman Title: President and Chief Executive Officer

EXECUTIVES:

ELTON ALDERMAN

/s/ Elton Alderman

THOMAS BILLSTEIN

/s/ Thomas Billstein

NICO ROSIER

/s/ Nico Rosier

INVESTORS:

ST. CLOUD CAPITAL PARTNERS, LP

By:	SCCP, LLC
Its:	General Partner

By:	/s/ Marshall S. Geller
Name: Marshall S. Geller Title: Senior Managing Member

S-1

BEDFORD OAK CAPITAL, L.P.

By:	/s/ Harvey P. Eisen

	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

BEDFORD OAK OFFSHORE, LTD.

By:	/s/ Harvey P. Eisen

	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

ASPEN VENTURES LLC

By:	/s/ Fred B. Tarter

	Name:	Fred B. Tarter
	Title:	President

S-2

EXHIBIT A

EXECUTIVES

Elton Alderman

Thomas Billstein

Nico Rosier